Exhibit 97.1 WEALTHFRONT CORPORATION COMPENSATION RECOVERY POLICY Effective Date: December 11, 2025 The Board has determined that it is in the best interests of the Company and its stockholders to adopt this Policy enabling the Company to recover from specified current and former Company executives certain incentive-based compensation in the event of an accounting restatement resulting from material noncompliance with any financial reporting requirements under the federal securities laws. Capitalized terms are defined in Section 14. This Policy is designed to comply with the Final Rules and shall apply to Incentive-Based Compensation Received by Covered Persons on or after the Effective Date. 1. Administration This Policy shall be administered by the Administrator. The Administrator is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy. The Administrator may retain, at the Company’s expense, outside legal counsel and such compensation consultants, tax consultants or other consultants as it may determine are advisable for purposes of administering this Policy. 2. Covered Persons and Applicable Compensation This Policy applies to any Incentive-Based Compensation Received by a person (a) after beginning service as a Covered Person; (b) who served as a Covered Person at any time during the performance period for that Incentive-Based Compensation; and (c) who was a Covered Person during the Clawback Period. However, recovery is not required with respect to: i. Incentive-Based Compensation Received prior to an individual becoming a Covered Person, even if the individual served as a Covered Person during the Clawback Period; ii. Incentive-Based Compensation Received prior to the Effective Date; or iii. Incentive-Based Compensation Received prior to the Clawback Period. The Administrator will not consider the Covered Person’s responsibility or fault or lack thereof in enforcing this Policy with respect to recoupment under the Final Rules. 3. Triggering Event Subject to and in accordance with the provisions of this Policy, if there is a Triggering Event, the Administrator shall require a Covered Person to reimburse or forfeit to the Company the Recoupment Amount applicable to such Covered Person. The Company’s obligation to recover the Recoupment Amount is not dependent on if or when the restated financial statements are filed.

2 4. Calculation of Recoupment Amount The Recoupment Amount will be calculated in accordance with the Final Rules, as provided in the Calculation Guidelines attached hereto as Exhibit B. 5. Method of Recoupment Subject to compliance with the Final Rules and applicable law, the Administrator will determine, in its sole discretion, the method for recouping the Recoupment Amount hereunder which may include, without limitation: i. Requiring reimbursement or forfeiture of the pre-tax amount of cash Incentive-Based Compensation previously paid; ii. Offsetting the Recoupment Amount from any compensation otherwise owed by the Company to the Covered Person, including without limitation, any cash incentive payments, executive retirement benefits, wages, equity grants or other amounts payable by the Company to the Covered Person in the future; iii. Seeking recovery of any gain realized on the vesting, exercise, settlement, cash sale, transfer, or other disposition of any equity-based awards; and/or iv. Taking any other remedial and recovery action permitted by law, as determined by the Administrator in its sole discretion. 6. Arbitration To the fullest extent permitted by law, any disputes under this Policy shall be submitted to mandatory binding arbitration (the “Arbitrable Claims”), governed by the Federal Arbitration Act (the “FAA”). Further, to the fullest extent permitted by law, no class or collective actions can be asserted in arbitration or otherwise. All claims, whether in arbitration or otherwise, must be brought solely in the Covered Person’s individual capacity, and not as a plaintiff or class member in any purported class or collective proceeding. SUBJECT TO THE ABOVE PROVISO, ANY RIGHTS THAT A COVERED PERSON MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS ARE WAIVED. ANY RIGHTS THAT A COVERED PERSON MAY HAVE TO PURSUE OR PARTICIPATE IN A CLASS OR COLLECTIVE ACTION PERTAINING TO ANY CLAIMS BETWEEN A COVERED PERSON AND THE COMPANY ARE WAIVED. The Covered Person is not restricted from filing administrative claims that may be brought before any government agency where, as a matter of law, the Covered Person’s ability to file such claims may not be restricted. However, to the fullest extent permitted by law, arbitration shall be the exclusive remedy for the subject matter of such administrative claims. The arbitration shall be conducted in San Francisco, California through JAMS before a single neutral arbitrator, in accordance with the JAMS Comprehensive Arbitration Rules and Procedures then in effect, provided however, that the FAA, including its procedural provisions for compelling arbitration,

3 shall govern and apply to this Arbitration provision. The arbitrator shall issue a written decision that contains the essential findings and conclusions on which the decision is based. If, for any reason, any term of this Arbitration provision is held to be invalid or unenforceable, all other valid terms and conditions herein shall be severable in nature and remain fully enforceable. 7. Recovery Process; Impracticability Actions by the Administrator to recover the Recoupment Amount will be reasonably prompt. The Administrator must cause the Company to recover the Recoupment Amount unless the Administrator shall have previously determined that recovery is impracticable and one of the following conditions is met: i. The direct expense paid to a third party to assist in enforcing this Policy would exceed the amount to be recovered; before concluding that it would be impracticable to recover any Recoupment Amount based on expense of enforcement, the Company must make a reasonable attempt to recover such Recoupment Amount, document such reasonable attempt(s) to recover, and provide that documentation to the Exchange; ii. Recovery would violate home country law where that law was adopted prior to November 28, 2022; before concluding that it would be impracticable to recover any Recoupment Amount based on violation of home country law, the Company must obtain an opinion of home country counsel, acceptable to the Exchange, that recovery would result in such a violation, and must provide such opinion to the Exchange; or iii. Recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder. 8. Non-Exclusivity The Administrator intends that this Policy will be applied to the fullest extent of the law. Without limitation to any broader or alternate clawback authorized in any written document with a Covered Person, (i) the Administrator may require that any employment agreement, equity award agreement, or similar agreement entered into on or after the Effective Date shall, as a condition to the grant of any benefit thereunder, require a Covered Person to agree to abide by the terms of this Policy, and (ii) this Policy will nonetheless apply to Incentive-Based Compensation as required by the Final Rules, whether or not specifically referenced in those arrangements. Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company pursuant to the terms of any other clawback policy of the Company as then in effect, or any similar policy in any employment agreement, equity award agreement, or similar agreement and any other legal remedies or regulations available or applicable to the Company (including SOX 304). If recovery is required under both SOX 304

4 and this Policy, any amounts recovered pursuant to SOX 304 may, in the Administrator’s discretion, be credited toward the amount recovered under this Policy, or vice versa. 9. No Indemnification The Company shall not indemnify any Covered Persons against (i) the loss of any Recoupment Amount or any adverse tax consequences associated with any Recoupment Amount or any recoupment hereunder, or (ii) any claims relating to the Company’s enforcement of its rights under this Policy. For the avoidance of doubt, this prohibition on indemnification will also prohibit the Company from reimbursing or paying any premium or payment of any third-party insurance policy to fund potential recovery obligations obtained by the Covered Person directly. No Covered Person will seek or retain any such prohibited indemnification or reimbursement. Further, the Company shall not enter into any agreement that exempts any Incentive-Based Compensation from the application of this Policy or that waives the Company’s right to recovery of any Recoupment Amount and this Policy shall supersede any such agreement (whether entered into before, on or after the Effective Date). 10. Covered Person Acknowledgement and Agreement All Covered Persons subject to this Policy must acknowledge their understanding of, and agreement to comply with, the Policy by executing the certification attached hereto as Exhibit A. Notwithstanding the foregoing, this Policy will apply to Covered Persons whether or not they execute such certification. 11. Successors This Policy shall be binding and enforceable against all Covered Persons and their beneficiaries, heirs, executors, administrators or other legal representatives and shall inure to the benefit of any successor to the Company. 12. Interpretation of Policy To the extent there is any ambiguity between this Policy and the Final Rules, this Policy shall be interpreted so that it complies with the Final Rules. If any provision of this Policy, or the application of such provision to any Covered Person or circumstance, shall be held invalid, the remainder of this Policy, or the application of such provision to Covered Persons or circumstances other than those as to which it is held invalid, shall not be affected thereby. In the event any provision of this Policy is inconsistent with any requirement of any Final Rules, the Administrator, in its sole discretion, shall amend and administer this Policy and bring it into compliance with the Final Rules. Any determination under this Policy by the Administrator shall be conclusive and binding on the applicable Covered Person. Determinations of the Administrator need not be uniform with respect to Covered Persons or from one payment or grant to another.

5 13. Amendments; Termination The Administrator may make any amendments to this Policy as required under applicable law, rules and regulations, or as otherwise determined by the Administrator in its sole discretion. The Administrator may terminate this Policy at any time. 14. Definitions “Administrator” means the Compensation Committee of the Board, or in the absence of a Compensation Committee or other committee of independent directors responsible for executive compensation decisions, a majority of the independent directors serving on the Board. “Board” means the Board of Directors of the Company. “Clawback Measurement Date” is the earlier to occur of: i. The date the Board, a committee of the Board, or the officer or officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an accounting restatement as described in this Policy; or ii. The date a court, regulator, or other legally authorized body directs the Company to prepare an accounting restatement as described in this Policy. “Clawback Period” means the Company’s three (3) completed fiscal years immediately prior to the Clawback Measurement Date and any transition period between the last day of the Company’s previous fiscal year end and the first day of its new fiscal year (that results from a change in the Company’s fiscal year) within or immediately following such three (3)-year period; provided that any transition period between the last day of the Company’s previous fiscal year end and the first day of its new fiscal year that comprises a period of 9 to 12 months will be deemed a completed fiscal year. “Company” means Wealthfront Corporation, a Delaware corporation, or any successor corporation. “Covered Person” means any Executive Officer (as defined in the Final Rules), including, but not limited to, those persons who are or have been determined to be “officers” of the Company within the meaning of Section 16 of Rule 16a-1(f) of the rules promulgated under the Exchange Act, and “executive officers” of the Company within the meaning of Item 401(b) of Regulation S-K, Rule 3b-7 promulgated under the Exchange Act, and Rule 405 promulgated under the Securities Act of 1933, as amended; provided that the Administrator may identify additional employees who shall be treated as Covered Persons for the purposes of this Policy with prospective effect, in accordance with the Final Rules. “Effective Date” means the effective date of the Company’s initial public offering.

6 “Exchange” means the Nasdaq Stock Market LLC (Nasdaq) or any other national securities exchange or national securities association in the United States on which the Company has listed its securities for trading. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Final Rules” means the final rules promulgated by the SEC under Section 954 of the Dodd-Frank Act, Rule 10D-1 and Exchange listing standards (including, without limitation, Nasdaq Rule 5608), as may be amended from time to time. “Financial Reporting Measure” are measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures. Stock price and TSR are also Financial Reporting Measures. A Financial Reporting Measure need not be presented within the financial statements or included in a filing with the SEC. “Incentive-Based Compensation” means compensation that is granted, earned or vested based wholly or in part on the attainment of any Financial Reporting Measure. Examples of “Incentive- Based Compensation” include, but are not limited to: non-equity incentive plan awards that are earned based wholly or in part on satisfying a Financial Reporting Measure performance goal; bonuses paid from a “bonus pool,” the size of which is determined based wholly or in part on satisfying a Financial Reporting Measure performance goal; other bonuses or cash awards based wholly or in part on satisfaction of a Financial Reporting Measure performance goal; restricted stock, restricted stock units, performance share units, stock options, and SARs that are granted or become vested based wholly or in part on satisfying a Financial Reporting Measure goal; and proceeds received upon the sale of shares acquired through an incentive plan that were granted or vested based wholly or in part on satisfying a Financial Reporting Measure goal. “Incentive-Based Compensation” excludes, for example, time-based awards such as stock options or restricted stock units that are granted or vest solely upon completion of a service period; awards based on non- financial strategic or operating metrics such as the consummation of a merger or achievement of non-financial business goals; service-based retention bonuses; and salary. “Policy” means this Compensation Recovery Policy. Incentive-Based Compensation is deemed “Received” in the Company’s fiscal period during which the relevant Financial Reporting Measure specified in the Incentive-Based Compensation award is attained, irrespective of whether the payment or grant occurs on a later date or if there are additional vesting or payment requirements, such as time-based vesting or certification or approval by the Compensation Committee or Board, that have not yet been satisfied. “Recoupment Amount” means the amount of Incentive-Based Compensation Received by the Covered Person based on the financial statements prior to the restatement that exceeds the amount such Covered Person would have received had the Incentive-Based Compensation been determined based on the financial restatement, computed without regard to any taxes paid (i.e., gross of taxes withheld). “SARs” means stock appreciation rights.

7 “SEC” means the U.S. Securities and Exchange Commission. “SOX 304” means Section 304 of the Sarbanes-Oxley Act of 2002. “Triggering Event” means any event in which the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. “TSR” means total stockholder return.

EXHIBIT A Certification I certify that: 1. I have read and understand the Company’s Compensation Recovery Policy (the “Policy”). I understand that the Company’s Chief Legal Officer is available to answer any questions I have regarding the Policy. 2. I understand that the Policy applies to all of my existing and future compensation-related agreements with the Company, whether or not explicitly stated in such agreements . 3. I agree that notwithstanding the Company’s certificate of incorporation, bylaws, and any agreement I have with the Company, including any indemnity agreement I have with the Company, I will not be entitled to, and will not seek indemnification from the Company for, any amounts recovered or recoverable by the Company in accordance with the Policy. 4. I understand and agree that in the event of a conflict between the Policy and the foregoing agreements and understandings on the one hand, and any prior, existing or future agreement, arrangement or understanding, whether oral or written, with respect to the subject matter of the Policy and this Certification, on the other hand, the terms of the Policy and this Certification shall control, and the terms of this Certification shall supersede any provision of such an agreement, arrangement or understanding to the extent of such conflict with respect to the subject matter of the Policy and this Certification; provided that, in accordance with Section 8 of the Policy, nothing herein limits any other remedies or rights of recoupment that may be available to the Company. 5. I agree to abide by the terms of the Policy, including, without limitation, by returning any Recoupment Amount to the Company to the extent required by, and in a manner permitted by, the Policy. Signature: Name: Title: Date:

EXHIBIT B Calculation Guidelines For purposes of calculating the Recoupment Amount: i. For cash awards not paid from bonus pools, the Recoupment Amount is the difference between the amount of the cash award (whether payable as a lump sum or over time) that was received and the amount that should have been received applying the restated Financial Reporting Measure. ii. For cash awards paid from bonus pools, the Recoupment Amount is the pro rata portion of any deficiency that results from the aggregate bonus pool that is reduced based on applying the restated Financial Reporting Measure. iii. For equity awards, if the shares, options, restricted stock units, or SARs are still held at the time of recovery, the Recoupment Amount is the number of such securities received or vested in excess of the number that should have been received or vested applying the restated Financial Reporting Measure (or the value of that excess number). If the options or SARs have been exercised, but the underlying shares have not been sold, the Recoupment Amount is the number of shares underlying the excess options or SARs (or the value thereof). If the underlying shares have been sold, the Company may recoup proceeds received from the sale of shares. iv. For Incentive-Based Compensation based on stock price or TSR, where the Recoupment Amount is not subject to mathematical recalculation directly from the information in an accounting restatement: a. The amount must be based on a reasonable estimate of the effect of the accounting restatement on the stock price or TSR upon which the Incentive-Based Compensation was Received; and b. The Company must maintain documentation of the determination of that reasonable estimate and the Company must provide such documentation to the Exchange in all cases.